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EXHIBIT 5.1

October 29, 2004

U.S. Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

        We have acted as counsel to Rush Enterprises, Inc., a Texas corporation (the "Company") in connection with the registration under the Securities Act of 1933, as amended, of 11,500,000 shares of the Company's common stock, par value $0.01 per share (the "Shares"), as described in the Company's Registration Statement on Form S-3 (No. 333-119131) originally filed with the U.S. Securities and Exchange Commission with respect to the Shares on September 20, 2004 (as amended and as may subsequently be amended, the "Registration Statement").

        In connection with the foregoing, we have examined originals or copies of such corporate records, as applicable, of the Company, certificates and other communications of public officials, certificates of officers of the Company and such other documents as we have deemed necessary for the purpose of rendering the opinions expressed herein. As to questions of fact material to those opinions, we have, to the extent we deemed appropriate, relied on certificates of officers of the Company and on certificates and other communications of public officials. We have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies thereof, the due authorization, execution and delivery by the parties thereto of all documents examined by us.

        Based upon the foregoing, and having due regard for such legal considerations as we deem relevant, we are of the opinion that the Shares, when sold in accordance with the terms of the prospectus, will be duly and validly issued, fully paid and nonassessable.

        The opinions expressed herein are limited exclusively to the federal laws of the United States of America and applicable provisions of the Texas Business Corporation Act and reported judicial interpretations of such law, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

        We consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption "Legal Matters" in the prospectus contained therein and elsewhere in the Registration Statement. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act of 1933, as amended.

                      Very truly yours,

                      /s/                       FULBRIGHT & JAWORSKI L.L.P.

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  EXHIBIT 5.1